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                                                                   EXHIBIT 10.29

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                       WORLD TRADE CENTER - WEST BUILDING




                                 LEASE AGREEMENT


                                     BETWEEN


                                 PORT OF SEATTLE


                                    LANDLORD




                                       AND


                               XYPOINT CORPORATION


                                     TENANT
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                                 LEASE AGREEMENT
                       WORLD TRADE CENTER - WEST BUILDING


       THIS LEASE made this 25th day of November 1998 ("Effective Date") between the PORT OF SEATTLE, a Washington municipal corporation ("Landlord"), and XYPOINT CORPORATION, a Washington corporation ("Tenant").

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

1.     LEASE DATA DEFINITIONS AND EXHIBITS

       The following terms as used in this Lease shall have the meanings provided in this Section, unless otherwise specifically modified by provisions of this Lease:

       a.     Building

              "Building" shall mean The World Trade Center West Building, or such other name as Landlord may designate from time to time, situated on a portion of the real property located in the City of Seattle, legally described in its entirety on Exhibit A attached hereto and incorporated herein, and with an address of 2200 Alaskan Way, Seattle, Washington 98121 in King County.

       b.     Premises

              "Premises" shall mean 3,847 rentable square feet located on the First (1st) floor of the Building ("Data Center") and 18,559 rentable square feet located on the Second (2nd) floor of the Building, as outlined on the floor plans attached hereto and incorporated herein as Exhibit B.

       c.     Improvements

              "Landlord Improvements" shall mean the shell and core improvements made by the Landlord to the Premises as described in Exhibit C attached hereto and incorporated herein. "Tenant Improvements" shall mean the improvements to the Premises made by Tenant.

       d.     Tenant's Pro Rata Share

              "Tenant's Pro Rata Share" shall mean 32.24%.

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              In the event that a portion of the Building is damaged or
              condemned or any other event occurs which alters the rentable area of the Premises or the rentable area of the Building, Landlord may adjust Tenant's Pro Rata Share of the Building to properly reflect the proportion of the rentable area of the Building (as altered by such event) which is attributable to the rentable area of the Premises (as altered by such event).

       e.     Possession Date and Rent Commencement Date

              "Possession Date" shall mean December 1, 1998. "Rent Commencement Date" shall mean April 1, 1999, or upon completion of Tenant Improvements, whichever is earlier.

       f.     Expiration Date

              "Expiration Date" shall mean the date this Lease expires. The Expiration Date will be five years after the Rent Commencement Date, unless earlier terminated pursuant to Sections 19 and 22 herein.

       g.     Rent

              "Rent" for the Premises shall mean $627,368 per year, payable in equal monthly installments of $52,280.67. The Landlord will adjust Rent from time-to-time pursuant to Sections 9, and 10. Landlord shall charge Rent and "Additional Rent" pursuant to Sections 9 and 10, and any other payments due under this Lease beginning on the Rent Commencement Date. Tenant shall begin paying Landlord Rent for the Data Center at $8,976.33 per month upon the earlier of either (1) the completion of the Tenant Improvements to the Data Center, the installation of Tenant's equipment and the testing of such equipment; or (2) March 1, 1999.

       h.     Security

              "Security" shall mean three (3) months Rent, which is due within ten (10) calendar days after the Effective Date of the Lease in a form pursuant to Section 6.

       i.     Base Year

              "Base Year" shall mean the 1999 calendar year.


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       j.     Notice Addresses

              If to Landlord:               Port of Seattle
                                            P.O. Box 1209
                                            Seattle, Washington 98111
                                            Attn:  Marine Real Estate

              If to Tenant prior to the     XYPOINT Corporation
              Rent Commencement             2825 Eastlake Avenue
              Date:                         Seattle, Washington 98102-3062
                                            Attn:  Gregg Blodgett, Chief
                                                   Financial Officer

              If to Tenant on or after the  XYPOINT Corporation
              Rent Commencement             2200 Alaskan Way
              Date:                         Seattle, Washington  98121
                                            Attn:  Gregg Blodgett, Chief
                                                   Financial Officer

       k.     Payment Address:

              Port of Seattle
              P.O. Box 34249-1249
              Seattle, WA  98124-1249
              Attn:  Accounting

       l.     Exhibits

              The following exhibits or riders are attached to and incorporated into this Lease:

              Exhibit A -   Legal Description of Land

              Exhibit B -   Floor Plan of Premises

              Exhibit C -   Landlord Improvements

              Exhibit D -   Janitorial Standards

              Exhibit E -   Permitted Location for Tenant's Antennas

              Exhibit F -   Memorandum of Lease Form

              Exhibit G -   Additional Lease Terms



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2.     PREMISES

       a. Premises. The Landlord leases to Tenant, and Tenant leases from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1 (b) of this Lease and as shown on Exhibit B, together with rights of ingress and egress over Common Areas in the Building and on the land on which the Building is located ("Land"). The term "Common Areas" means those parts of the Building and related areas and facilities outside the Premises that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of the Building and their respective authorized representatives, guests and invitees. Common Areas include, without limitation, designated pedestrian walkways, plazas and skybridges, landscaped areas, public lobbies, elevators, sidewalks, loading areas, parking areas, service corridors, central business systems, plumbing, air conditioning, heating, ventilation and electrical systems, restrooms, stairways, and arcades.

       b. The Premises, Building and Land are collectively referred to in this Lease as the "Property."

       c. The Landlord has received a Certificate of Occupancy for the Building. Landlord represents and warrants that the Building complies with all federal, state and local laws and regulations applicable to the Building and that to the best of Landlord's knowledge the Building is free from hazardous waste or materials as defined in Section 41 of this Lease. Tenant accepts the Premises in its "AS-IS" CONDITION, improved with only Landlord Improvements as set forth in Exhibit C, as of the Possession Date. Tenant acknowledges and agrees that neither Landlord nor any representative or agent of Landlord has made any representations, expressed or otherwise, as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

3.     TERM

       a.     Initial Term

              The initial term of this Lease is five (5) years ("Term"), commencing on the Rent Commencement Date. The Lease will terminate on the Expiration Date, or earlier pursuant to Section 19 or
              Section 22.

       b.     Extension Term

              Tenant has one (1) option to extend this Lease for additional term of five (5) years ("Extension Period"), on the same terms and conditions under the Lease immediately prior to the Extension Period, except that Tenant shall have no



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              further right to extend this Lease, and the monthly Rent shall be increased to the then prevailing market rate pursuant to the procedure set forth in Section 5. Tenant can only exercise its option to extend one time and only if Tenant is in full compliance with all the terms of this Lease, both at the time of its exercise of the option and at the end of the original Term. Tenant may only exercise its option to extend this Lease by providing Landlord written notice of its desire to extend the Lease no earlier than one (1) year prior to the Expiration Date and no later than six
              (6) months prior to the Expiration Date.

4.     ACCEPTANCE OF PREMISES

       a.     Tenant shall accept the Premises on the Possession Date.

       b. Upon prior written approval by Landlord, Landlord may in its sole discretion allow Tenant and its contractor on the Premises to perform work after the Effective Date and prior to the Possession Date in which case the provisions of Sections 13, 14, 15 and 16 shall fully apply.

       c. After the Possession Date, Landlord or its employees, agents or contractors has Tenant's permission to enter the Premises as needed for testing shell and core construction and Building systems as required to obtain any necessary permits for the Building. Landlord will not be liable for any delay in opening of Tenant's Premises as a result of such testing. Landlord will use reasonable efforts to conduct such testing so as not to unreasonably interfere with the construction of the Tenant Improvements.

5.     RENT AND ADDITIONAL RENT

       a.     Rent.

              Commencing on the Rent Commencement Date, and thereafter on or before the first day of each calendar month, Tenant agrees to pay Rent without demand and without deduction or offset. Tenant shall be responsible for paying Rent on a monthly basis, without demand and without deduction or offset, for the Data Center prior to the Rent Commencement Date as set forth in Section 1(g). The Rent for the Premises during the initial Term of the Lease is $627,368 per year, payable in equal monthly installments, which equals $52,280.67 per month.

              Tenant shall send all rent payments to Landlord's office or at such other place as Landlord may from time to time designate in writing. The amount of the Rent includes the applicable Washington State Leasehold Excise Tax, in accordance with RCW 82.29A (and any amendments thereto, and any successor statutes) for the Premises. Landlord shall pay all applicable leasehold excise taxes for the




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              Premises to the Washington State Department of Revenue when due, except that Tenant shall be responsible for any increases in the leasehold excise tax and/or any taxes levied in lieu of a tax on said leasehold interest and/or any taxes levied on, or measured by, the rentals payable hereunder imposed on Tenant or on Landlord beyond the amounts payable in the Base Year. Landlord shall indemnify Tenant against any claims, penalties, and interest relating to or arising out of Landlord's failure to timely pay the applicable leasehold tax for the Premises.

       b.     Late Charges.

              Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent, or any other sums due hereunder will cause Landlord to incur costs not otherwise contemplated by this Lease. Accordingly, if any installment of Rent or any other sum due from Tenant shall not be received by Landlord within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay Landlord a late charge equal to 5% of such overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable in this Lease or otherwise, whether or not collected, for three (3) installments of rent in any 12-month period, then Rent shall automatically become due and payable quarterly in advance, rather than monthly notwithstanding any other provision of this Lease to the contrary. In addition to the late charges provided for in this paragraph, interest shall accrue on Rent, or any other sums due hereunder, at the rate of 18% per annum or the maximum rate provided by law, whichever is less, beginning ten (10) days after the Rent is due until paid.

       c.     Extension Period Rent.

              The amount of the Rent for the Extension Period will be subject to negotiation. If Tenant elects to extend the term of this Lease pursuant to Section 3(b) of the Lease, Landlord will give Tenant notice of the need to negotiate within 15 (fifteen) days after Landlord's receipt of Tenant's election to exercise the option to extend the Lease. In the absence of such notice, the rent applicable for the prior rent period shall apply to the forthcoming rent period also. Promptly following the notice of negotiation, the parties shall negotiate in good faith for a negotiated rent for the forthcoming rent period. Unless expressly provided to the contrary in another paragraph of this Lease, such negotiated rent shall be (100%) of the fair market rental value of the Premises (determined on a square footage or other



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              appropriate basis customarily used for comparable properties) as compared with such rental value being obtained on other premises for similar use in the Greater Seattle area. In the event that the parties cannot agree on the rent within ninety (90) days before the effective date of the Extension Period, the rent shall be determined, according to the foregoing formula, by three arbitrators, each of whom shall be a member of the Washington-British Columbia Chapter of the American Institute of Real Estate Appraisers and shall be experienced in the evaluation of the type of Premises subject to this Lease ("Third-Party Determination"). Each party shall select and fully compensate one of these arbitrators, and the third arbitrator shall be selected by the other two and compensated in equal shares by the parties. The Third-Party Determination of fair market rental value as set forth in this Section 5(c) shall be final, conclusive and binding on the parties.

6.     BOND OR OTHER SECURITY

       Tenant shall, within ten (10) days after the Effective Date of this Lease, provide security in the form described in this Section. This security is offered to the Landlord as additional consideration for entering into this Lease and to guarantee Tenant's full performance under this Lease. Tenant must obtain and deliver to the Landlord a cash deposit, a good and sufficient corporate surety company bond or other security, including a letter of credit ("Security"). The Security (if other than cash) must be in a form acceptable to the Landlord. The Security will equal to three (3) months Rent. If the Security is in a form that periodically requires renewal, Tenant must renew the Security not less than 45 days before the Security period expires. The form, provisions and nature of the Security, and the identity of the surety or other obligor, must remain in place during the term of this Lease. If the Security is in the form of a letter of credit or bond, Landlord shall provide three days prior written notice to Tenant before making any draw on the same.

7.     PARKING

       Parking is available at the Bell Street Pier Garage at prevailing monthly rates on an unassigned self-park basis. Parking in the Bell Street Pier Garage is accessible seven (7) days a week, twenty-four (24) hours a day to monthly parkers. For the entire term of this Lease, twenty-two (22) parking spaces shall be available to Tenant in the Bell Street Pier Garage. Tenant shall be responsible for negotiating the monthly parking rate or any other rate with the third-party operator of the Bell Street Pier Garage. Tenant's use of parking in the Bell Street Parking Garage is subject to all rules and regulations of Landlord or of the parking garage operator, and the ordinances, rules, regulations and permit conditions of the City of Seattle, Washington, which may be published from time to time. Short-term hourly parking will be available at the Bell Street Pier Garage and in the Building on a space available basis during Normal Business Hours except Saturdays (as defined in



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       Section 9), and except Sundays or legal holidays, for Tenant's clients and customers. Landlord agrees that except for handicap and "off hours" parking, the available parking in the Building will remain available for short term hourly parking and shall not be leased or assigned for the use of any tenant in the Building.

8.     USES

       The Premises are to be used only for general office purposes, including using the portion of the Premises located on the First (1st) floor of the Building as a data center, and for no other business or purpose without the prior written consent of Landlord, which consent may be withhold if Landlord, in its sole discretion, determines that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building or is inconsistent with any restriction on use of the Property contained in any lease, mortgage, or other instrument or agreement by which the Landlord is bound or to which any of such Property is subject.

       Tenant shall not commit any act that will increase the then existing cost of insurance on the Building without Landlord's prior written consent. Tenant shall promptly pay upon demand the amount of any increase in insurance costs caused by any act or acts of Tenant.

       Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful. Tenant shall not, without the prior written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial noise, vibration or fumes. Tenant shall not permit smoking in the Premises. Landlord has designated all internal portions of the Building as a smoke-free zone. If any of Tenant's office machines or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide adequate insulation, or take any other action determined by Landlord as may be necessary to eliminate the disturbance.

       Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises or any part of the Premises visible from the exterior of the Premises any signs, symbols, drapes or other materials, without the prior written consent of Landlord.

       Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe all rules and regulations (not inconsistent with the terms of this Lease) as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein.



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9.     SERVICES AND UTILITIES

       a.     Standard Services

       Landlord shall maintain the Premises, and the public and Common Areas of the Building in good order and condition consistent with the operation and maintenance of a first-class office building in downtown Seattle, Washington. Landlord shall also maintain, repair and replace all structural components of the Building. Landlord shall furnish the Premises with electricity for normal office use, including lighting and operation of low power usage office machines, water, elevator service, sanitary sewer service, janitorial service, plumbing, air conditioning, ventilation, heating and electrical systems, local telephone service and all other utility services used in the Premises at all times during the term of the Lease. The HVAC system shall be operated at standards consistent with other first class office buildings in downtown Seattle, Washington. Landlord shall also provide lamp replacement service for the Building's standard light fixtures, toilet room supplies, window washing at reasonable intervals, and customary building janitorial service for the Common Areas. No janitorial service shall be provided for Saturdays, Sundays or legal holidays. Attached hereto and incorporated by this reference as Exhibit D are the current standards for janitorial service for the Premises and Common Areas ("Janitorial Standards"). Landlord reserves the right to amend, modify or change the Janitorial Standards in the future provided such standards remain consistent with janitorial standards of other first class office buildings in downtown Seattle. The costs of any janitorial or other service provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants shall be repaid by Tenant as Additional Rent upon receipt of billings therefor. Landlord shall also maintain exterior landscaping around the Building and other Common Area Items.

       b.     Normal Business Hours

              From 7:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish to the Premises heat and air conditioning. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services as estimated by Landlord shall be paid by Tenant as Additional Rent. During other than Normal Business Hours, Landlord may restrict access to the Building in accordance with the Building's security system, provided that Tenant shall have at all times during the term of this Lease (24 hours of all days) reasonable access to the Premises.

       c.     Interruption of Services

              Landlord will not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of any services


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              or facilities provided by Landlord pursuant to this Lease due to any cause whatsoever, except when such loss, injury or damage is caused by or resulting from the gross negligence or willful misconduct of Landlord. No temporary interruption or failure of such services or facilities incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord's reasonable control will be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations. Landlord shall use all reasonable efforts in good faith to minimize any disruption of Tenant's use of the Premises arising from any interruption or failure of such services or facilities.

       d.     Additional Services

              Landlord acknowledges approval of the plans and specifications for the separate heating and air-conditioning system for the Data Center to be located on the First (lst) floor of the Building in the Premises and to be installed by Tenant as part of the Tenant Improvements ("Data Center HVAC System"). The Data Center HVAC System shall be separately metered and Tenant shall be solely responsible for the costs of operating, maintaining and repairing the same. Upon termination or expiration of the Lease, Tenant may at its sole discretion, remove the Data Center HVAC System. If Tenant elects to remove the Data Center HVAC System, Tenant shall be responsible for returning the Premises to its condition as improved with Tenant Improvements, subject to reasonable wear and tear. The Building mechanical system is designed to accommodate heating loads generated by lights and equipment using up to 2.5 watts per square foot. Before installing lights and equipment in the Premises which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the Landlord's costs for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights.

       e.     Costs of Additional Services

              In addition, Tenant shall in advance, on the first day of each month during the Lease term, pay Landlord as Additional Rent the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the reasonable amount estimated by Landlord as the costs of operation and maintenance of supplementary air conditioning units necessitated by Tenant's use of such equipment or lights. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electricity, heating, ventilation, and air conditioning systems resulting from such equipment or lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements. Tenant



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              shall comply with Landlord's reasonable instructions for the use of drapes, blinds and thermostats in the Building.

       f.     Supplemental Utility Providers

              Due to the nature of Tenant's business, Tenant shall have the right to contract with two additional (2) telecommunication providers ("Supplemental Providers") in addition to telecommunication provider which provides the basic service for the Building. The Supplemental Providers shall have access to the Building subject to (1) Landlord's prior review of and approval, which shall not be unreasonably withheld, of all plans, specifications and construction drawings of the Supplemental Providers for the provision of telecommunication service to the Building and Premises; and (2) Landlord's prior review and approval, which shall not be unreasonably withheld, of the proposed Supplemental Providers. Supplemental Providers approved by Landlord shall be permitted to provide telecommunication services to the Building upon the terms and conditions negotiated with the Landlord.

10.    COSTS OF OPERATIONS AND TAXES

       a.     Additional Rent

              Tenant shall pay as Additional Rent its pro rate share of increases in taxes and operating costs in excess of taxes and operating costs in the 1999 Base Year ("Base Amounts"). Tenant's pro rata share shall be 32.24%. Increases in taxes and in operating costs over the applicable Base Amounts shall be determined and shall be payable separately under this Section.

       b.     Definitions

              For the purposes of this Section, "Taxes" mean any taxes and assessments (including special district levies) on real property, if applicable, and personal property payable during any calendar year or fiscal year, based on the actual assessment period, with respect to the Land, the Building and all property of Landlord real or personal used directly in the operation of the Building and located in or on the Building, together with any taxes levied or assessed in addition to or in lieu of any such taxes or any tax upon the rents collected (excluding any net income or franchise tax) ("Taxes").

              For purposes of this Section, "Operating Costs" or "Costs" mean all expenses of Landlord for maintaining, operating and repairing the Land and Building and the personal property used in connection therewith, including without limitation insurance premiums, utilities, customary management fees and other expenses



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              which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Building ("Operating Costs" or "Costs"); excluding, however (i) Costs of any special services rendered to individual tenants for which a separate charge is collected; (ii) leasing commissions and other leasing expenses; (iii) costs to correct original or latent defects in the design, construction or equipment of the Building; (iv) attorneys' fees, accounting fees and expenditures incurred in connection with negotiating leases or financing or refinancing the Building; (v) costs of improving or renovating space for a tenant or space vacated by a tenant; (vi) structural repairs and replacements;
              (vii) any amounts expended by Landlord to comply with Environmental Laws as defined in this Lease; (viii) charitable or political contributions; (ix) marketing, advertising and promotional expenses related to all aspects of the Building; and
              (x) costs of improvements required to be capitalized in accordance with generally accepted accounting principles, except that Operating Costs shall include amortization of capital improvements
              (A) made subsequent to initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Building, or providing savings in the cost of operating the Building; or, (B) which are reasonably responsive to requirements imposed with respect to the Building under any amendment to any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ("law"), or any new law, or any new interpretation of an existing law ("new interpretation"), which amendment, law or new interpretation is adopted or arose after the Commencement Date of this Lease. For purposes of this Lease, a new interpretation shall mean any interpretation, enforcement or application of a law enacted prior to the Possession Date that imposes requirements with respect to the Building that Landlord in the exercise of sound business judgment and good faith at the time of Landlord's execution of this Lease would not have deemed applicable to the Building.

              "Year" means the calendar year.

       c.     Estimated Costs

              On or before December 15 of each year after the Base Year, Landlord shall furnish Tenant a written statement of estimated Operating Costs and Taxes for such year; a calculation of the amount, if any, by which such estimated Operating Costs and Taxes will exceed the relevant Base Amounts; and a calculation of Tenant's Pro Rata Share of any such amount. Tenant shall pay one-twelfth (1/12) of that amount as Additional Rent for each month during the year. If at any time during the year Landlord reasonably believes that the actual Operating Costs or Taxes will vary from such estimated Operating Costs or Taxes by more than five percent (5%), Landlord may by written notice to Tenant revise the estimate for



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              such year, and Additional Rent for the balance of such year shall be paid based upon such revised estimates.

       d.     Actual Costs

              Within ninety (90) days after the end of each year after the Base Year or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth Tenant's Pro Rata Share of the actual Operating Costs and Taxes in excess of the Base Amounts during the preceding year. If the actual Operating Costs in excess of the Base Amount or actual Taxes in excess of the Base Amount, or both, exceed the estimates for each paid by Tenant during the year, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement. If the actual Operating Costs in excess of the Base Amount or actual Taxes in excess of the Base Amount, or both, are less than the amount paid by Tenant to Landlord, then the amount of such overpayment by Tenant shall be, at Landlord's option, credited against any amounts owed by Tenant under this Lease, refunded by check to Tenant, or credited against the next Rent payable by Tenant hereunder. Notwithstanding any other provision of this Section, Tenant shall not receive any credit or offset against any other amount payable under this Lease to the extent either actual Operating Costs or Taxes are less than the applicable Base Amount.

       e.     Records and Adjustments

              Landlord shall keep records showing all expenditures made in connection with Operating Costs and Taxes, and such records shall be available for inspection by Tenant within sixty (60) days after receipt of the statement of actual costs; Landlord and Tenant agree the results of any such audit or review shall remain confidential. Tenant shall have six (6) months to conduct an audit of Operating Costs and Taxes beginning sixty (60) days after Tenant's receipt of the statement of actual costs. Tenant hereby waives any right to any adjustment of sums paid under this Section unless a claim in writing specifying the reasons therefor is delivered to Landlord no later than eight (8) months after the end of the year for which the sums were paid. Operating Costs and Taxes shall be prorated for any portion of a year at the beginning or end of the term of this Lease. Notwithstanding this Section, the Rent payable by Tenant shall in no event be less than the Rent specified in Section 1(g) of this Lease.

              Any dispute with respect to Landlord's calculations of Common Areas Maintenance Costs and any other costs and expenses or Additional Rent under this Lease shall be resolved by the parties through consultation in good faith within thirty (30) days of the dispute arising. However, if the dispute cannot be resolved within the said period, the parties shall submit the disputed matter to an independent, certified public accountant, selected by both Landlord and Tenant, who shall audit such costs and expenses and whose decision shall be final and binding on the parties. Where there is a variance of ten percent (10%) or more between said decision and the Landlord's determination of Tenant's Share of Common Area Maintenance Cost and/or Additional Rent, Landlord shall credit any overpayment toward the next rent payment due.

       f.     Taxes

              Tenant is liable for, and shall pay throughout the term of this Lease, (1) all license fees and all taxes payable for, or on account of, the activities conducted on the Premises; (2) all taxes on the property of Tenant on the Premises; and (3) any increases in Taxes beyond the amounts payable in the Base Year on the Premises and/or on the leasehold interest created by this Lease and/or any taxes levied in lieu of a tax on said leasehold interest and/or any taxes levied on, or measured by, the rentals payable hereunder, whether imposed on Tenant or on Landlord. With respect to any such taxes payable by Landlord which are on or measured by the rent payments hereunder, Tenant shall pay to Landlord with each rent payment an amount equal to the tax on, or measured by, that particular payment. All other tax amounts for which Landlord is or will be entitled to reimbursement from Tenant shall be payable by Tenant to Landlord at least fifteen (15) days prior to the due dates of the respective tax amounts involved; provided, that Tenant shall be entitled to a minimum of ten (10) days' written notice of the amounts payable by it.

11.    CARE OF PREMISES

       Landlord shall perform all normal maintenance and repairs reasonably determined by Landlord as necessary to maintain the Premises and the Building as a first-class office building; provided that Landlord shall not be required to maintain or repair any property of Tenant or any appliances (such as refrigerators, water heaters, microwave ovens and the like), which are part of the Premises. Tenant shall take good care of the Premises and at all times keep the Premises neat, clean, in a safe and sanitary condition and free from pests.

       Tenant shall not make any alterations, additions or improvements ("Alterations") in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any plumbing or wiring ("Changes") without first obtaining the written consent of Landlord and, where applicable, in accordance with plans and specifications reasonably approved by Landlord. Landlord shall promptly respond to Tenant's written requests for Landlord's approval for Alterations and/or changes within ten (10) business days after receiving Tenant's written request. As a condition to its approval, Landlord in his sole discretion may require Tenant to remove such Alterations or Changes upon the expiration or earlier termination of the Term and to restore the Premises to the condition they were in prior to such Alterations or Changes, including restoring any damage resulting from such removal, all at Tenant's expense. Any Alterations or Changes approved by Landlord and not required to be removed upon the expiration or earlier termination of the Lease and all Tenant Improvements, which constitute fixtures, shall become a part of the realty and become property of the Landlord; provided, that Tenant may at its sole discretion remove all Tenant Improvements from the Premises that are Tenant's personal property and not fixtures. Any Alterations or Changes required to be made to Tenant's Premises by any amendment to any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ("law"), or any new law shall be made at Tenant's sole expense and shall be subject to the prior written consent of Landlord. Tenant shall reimburse Landlord for any reasonable sums expended for examination and approval of the architectural and mechanical plans and specifications of the Alterations and Changes and direct costs reasonably incurred during any inspection or supervision of the Alterations or Changes. All damage or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant.

12.    ACCESS

       Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or the Building. Upon reasonable notice, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term.

       Notwithstanding anything contained herein to the contrary, in exercising any reserved rights of Landlord under this Section, Landlord shall use its best efforts not to materially or unreasonably affect or interfere with Tenant's use or business operations on the Premises. Landlord shall be liable for any damages, losses or liabilities caused by Landlord, its agents, employees, contractors, or invitees in exercising any of its rights under this Section. In the event of such substantial and material interference, Landlord shall first obtain the written consent of Tenant which consent shall not be unreasonably withheld, and the Rent shall be abated accordingly.

13.     DAMAGE OR DESTRUCTION

       a.     Damage and Repair

              If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may no later than the sixty (60) days following the damage, give Tenant a notice of its election to terminate this Lease. In the event of such election, this Lease shall be deemed to terminate on the third day after the giving of said notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent and Additional Rent shall be apportioned as of the date of said surrender and any Rent and Additional Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, or if Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Premises (to the extent of improvements to the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease except as herein provided. However, Tenant shall have the right to terminate the Lease 180 days after the damage upon 10 days prior written notice to Landlord if it reasonably appears that the Building and Premises cannot be restored within 270 days of the damage. To the extent that the Premises are rendered untenantable, the Rent and Additional Rent shall proportionately abate, except in the event such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, Tenant's officers, contractors, agents, employees, clients, customers, or licensees, in which event Rent and Additional Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for such loss. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building. Landlord shall use all reasonable efforts to effect such repairs promptly.

       b.     Destruction During Last Year of Term

              In case the Building is substantially destroyed by fire or other cause at any time during the last twelve months of the term of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other party given within sixty (60) days of the date of such destruction.

       c.     Tenant Improvements

              Except as for Tenant Improvements which constitute fixtures, Landlord will not carry insurance of any kind on any Tenant Improvements paid for by Tenant or on Tenant's furniture, furnishings, equipment, or appurtenances of Tenant under this

              Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

14.    WAIVER OF SUBROGATION

       Whether a loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each hereby release and relieve the other, their agents or employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Building or on the Property, including the Building itself, arising out of or incident to the occurrence of any of the perils which are covered by their respective insurance policies, and
       (ii) any loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils which are covered by a business interruption insurance policy or loss of rental income insurance policy held by Landlord or Tenant. Each party shall use best efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

15.    INDEMNIFICATION

       a. The Landlord, its employees and agents shall not be liable for any injury (including death) to any persons or for damage to any property regardless of how such injury or damage be caused, sustained or alleged to have been sustained by Tenant or by others, including but not limited to all persons directly or indirectly employed by Tenant, or Tenant's agents, invitees, contractors, or subcontractors, as a result of any condition (including existing or future defects in the Premises) or occurrence (including failure or interruption of utility service) whatsoever related in any way to the Premises and the areas adjacent thereto, or related in any way to Tenant's use or occupancy of the Premises and of areas adjacent thereto, except for injuries or damages caused by the gross negligence or willful misconduct of Landlord. Tenant agrees to defend and to hold and save the Landlord harmless from all liability, expenses or injury to any persons or damage to any property (including attorneys' fees, costs, and all expenses of litigation) in connection with any such items of actual or alleged injury or damage to all persons directly or indirectly employed by Tenant, or Tenant's agents, invitees, contractors, or subcontractors or damage to the Premises or to Tenant's property, except when such injury or damage is caused by the gross negligence or willful misconduct of the Landlord, or landlord's employees, agents, invitees, or contractors. The Tenant expressly agrees that its duty to defend and indemnify the Landlord includes indemnifying Landlord for Tenant's negligent acts which are concurrent, contributory, or both with the negligent acts Landlord, resulting in said damage or injury, but only to the extent of Tenant's negligence. However, to the extent this Lease is construed to be subject to RCW 4.24.115, and where the injury or damage arises from the concurrent negligence of the Landlord and Tenant, Tenant's Indemnity will only extend to its negligence. Tenant and Landlord agree and acknowledge that this provision is the product of mutual negotiation.

       b. In consideration of the Landlord's execution of this Lease, Tenant hereby waives any immunity Tenant may have under applicable workers' compensation benefit or disability laws, (including but not limited to Title 51 RCW) in connection with the foregoing indemnity. Such waiver shall not prevent Tenant from asserting such immunity against any other persons or entities. Tenant and Landlord agree and acknowledge that this provision is the product of mutual negotiation.

16.    INSURANCE

       a.     Liability Insurance

              In addition, Tenant shall, at its own expense, maintain proper liability insurance with a reputable insurance company or companies reasonably satisfactory to the Landlord in the minimum limits of $1,000,000 for bodily injuries and death, and for property damage (or equivalent satisfactory to the Landlord) and hereafter in such increased amounts as the Landlord may from time to time specify, to indemnify both the Landlord and Tenant against any such liability or expense.

              The Landlord shall be named as additional insured, and shall be furnished with appropriate evidence (as determined by Landlord) to establish (1) that Tenant's insurance obligations as herein provided have been met, and (2) that the insurance policy or policies as herein required are not subject to cancellation without at least forty-five (45) days' advance written notice to the Landlord, except that such policies shall be subject to cancellation with ten (10) days' advance written notice for non-payment of a premium. Tenant shall furnish to the Landlord from time to time evidence of renewal of insurance as required, upon Landlord's request.

       b.     Property Insurance

              Tenant shall, throughout the term of this Lease and any renewal thereof, at its own expense, keep and maintain in full force and effect, what is commonly referred to as "All Risk" or "Special" coverage insurance (excluding earthquake and flood) on all of Tenant's personal property and Tenant's Leasehold Improvements that do not constitute fixtures in an amount not less than one hundred percent (100%) of the replacement value thereof. As used in this Lease, "Tenant's Leasehold Improvements" shall mean any alterations, additions or improvements installed in or about the Premises by or with Landlord's permission or otherwise permitted by this Lease, whether or not the cost thereof was paid for by Tenant. Landlord shall be responsible for ensuring the Building and all fixtures within the Premises.

       c.     Insurance Policy Requirements

              All insurance required under this Section 16 shall be with companies rated A or better by A.M. Best or otherwise reasonably approved by Landlord. No insurance policy required under this
              Section 16 shall be canceled or reduced in coverage except after forty-five (45) days prior written notice to Landlord, except after ten (10) days prior written notice to Landlord in the case of non-payment of premium.

       d.     Certificate of Insurance

              Tenant shall deliver to Landlord prior to the Possession Date, and from time to time thereafter, certificates of insurance showing the existence and amounts of same and showing Landlord and the Building manager as additional insureds thereunder. In no event shall the limits of any insurance policy required under this
              Section 16 be considered as limiting the liability of Tenant under this Lease.

       e.     Primary Policies

              All policies required under Section 16 shall be written as primary policies and not contributing to or in excess of any coverage Landlord may choose to maintain.

17.    COMMON AREAS

       Landlord gives to Tenant and its authorized representatives, invitees and guests, the nonexclusive right to use the Common Areas, with others who are entitled to use the Common Areas, subject to Landlord's rights set forth in this Section.

       a.     Landlord has the right to:

              (1) Establish and enforce reasonable and non-discriminating rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the Common Areas.

              (2) Temporarily close any of the Common Areas to the extent required in the opinion of Landlord to prevent a dedication of any of the Common Areas to permanent public use or the accrual of any rights of any person or of the public to the Common Areas. Landlord will consult with Tenant regarding the times for the temporary closures and to use its best efforts to limit closures to the shortest possible time to those periods of the day least likely to interfere with Tenant's business.

              (3) Close temporarily any of the Common Areas for purposes of cleaning, maintenance, alterations, improvements or additions.

              (4)    Designate other property to become part of the Common
                     Areas.

              (5)    Make changes to or reorganize the Common Areas pursuant to
                     Section 43(g) including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces and parking area.

18.    TENANT IMPROVEMENTS

       a. Subsequent to the Possession Date, Tenant may enter the Premises to make Tenant Improvements pursuant to plans and designs approved by Landlord. Landlord acknowledges that it has approved the designs and plans for the Tenant Improvements which were approved by Tenant Works and subject to bid on November 18, 1998.

       b. Tenant's contractor shall coordinate with all local utilities, including the off-site security monitoring agency, regarding all construction, installation and/or hookups. Tenant shall provide Landlord with copies of all correspondence in connection therewith and Landlord must approve all arrangements prior to Tenant's contractor proceeding with installation and/or hookups. Tenant shall obtain approval of sprinkler shop drawings from Landlord's insurer, Factory Mutual. Landlord shall, within forty-five (45) days after receipt of sprinkler shop drawings notify Tenant in writing of Factory Mutual's approval of the sprinkler shop drawings or disapproval, together with the specific reasons for disapproval. Installation of sprinklers by Tenant's contractor shall not void warranties on shell and core. Tenant, through its contractor, shall provide temporary construction power as required. Construction of Tenant Improvements must not unreasonably disturb or interfere with other tenants in the Building.

       c. Tenant's mechanical system (heating, ventilating, air conditioning) shall tie into the central EMCS (emergency management control system) and the type of keys to such system shall match those specified in the Building plans.

       d. No later than December 1, 1998 Tenant shall deliver to Landlord the name of Tenant's proposed contractor. Tenant shall provide Landlord with copies of all permits and contractor's insurance (naming Landlord as an additional insured), site signage prior to beginning construction, a project construction schedule prior to beginning construction and future updates to it, and biweekly short interval construction schedules.

       e. Landlord shall review the scope of all change orders issued to Tenant's project, for the purpose of coordination with existing shell and core construction. Landlord shall, within seven (7) days after receipt of change orders, notify Tenant in writing of Landlord's approval of the change orders, or Landlord's disapproval, together with specific reasons for disapproval.

       f. Any review and approval by Landlord does not constitute a waiver of any claims which may arise as a result of faulty design or construction.

       g. Landlord will provide an improvement allowance of $659,093.40) ("Tenant Improvement Allowance") to Tenant toward the costs of designing, engineering and constructing the Tenant Improvements. The Tenant Improvement Allowance shall include, but not be limited to the costs of installing all telephone and computer related cabling and equipment, and for the development of a space plan. Tenant, and not Landlord, shall be responsible for paying all contractors for the cost of the Tenant Improvements. Upon receipt of any billing statement from contractors, Tenant shall immediately forward a copy of such statements to Landlord. Within fifteen (15) days of receiving a billing statement from Tenant, Landlord will pay Tenant an amount equal to seventy-seven percent (77%) of the amount of the statement as part of the Tenant Improvement Allowance until Landlord's payments in aggregate equal, but do not exceed, $659,093.40, provided that the costs reflected on each billing statement are for the costs of Tenant Improvements. Landlord shall have no obligation, and Tenant shall hold Landlord harmless, for costs of the Tenant Improvements that exceed $659,093.40. Tenant shall be responsible for promptly paying twenty-three percent (23%) of each billing statement until Landlord has paid a total amount of $659,093.40, and thereafter Tenant shall be responsible for paying the entire cost of Tenant Improvements beyond the Tenant Improvement Allowance. If Tenant fails to promptly pay its proportionate share of a monthly billing statement, Landlord's shall not be obligated to pay its proportionate share towards the Tenant Improvement Allowance until Tenant has paid contractors' its proportionate share of all delinquent billings. If, upon completion of the construction of the Tenant Improvements Landlord has not advanced the full $659,093.40 Tenant Improvement Allowance, Landlord shall reimburse Tenant for a portion of Tenant's share of the costs of the Tenant Improvement, until Landlord has advanced the full $659,093.40 Tenant Improvement Allowance.

       h. Tenant shall have the right to locate GPS antennas, satellite dishes and other forms of telecommunication transmission and reception facilities ("Roof-Top Devices") on the roof of the Building, as shown on Exhibit E attached hereto and incorporated herein, subject to Landlord's prior approval and subject to the terms and conditions negotiated between Tenant and Landlord, including, but not limited to the number and size of such Roof-Top Devices, Tenant's indemnification of Landlord for any interference caused by such Roof-Top Devices with other facilities located on the roof of the Building, and the size and location of the area on the Building roof-top that Tenant's Roof-Top Devices may occupy.

              Landlord acknowledges the request of Tenant to proceed quickly to complete the construction of the Tenant Improvements associated with the Data Center, so that Tenant can install and test the equipment and systems associated with the Data Center. Landlord agrees to cooperate in good faith with Tenant in Tenant's efforts to do so. Tenant shall be responsible for paying Rent for the Data Center as set forth in Section 1(g).

19.    ASSIGNMENT OR SUBLEASE

       Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease or sublet the whole or any part of the Premises without in each case first obtaining the written consent of Landlord's Executive Director, which will be within the Executive Director's sole discretion. Notwithstanding the foregoing, Tenant may sublease portions of the Premises not being utilized by Tenant with Landlord's prior written consent, which will not be unreasonably withheld. Landlord may condition its consent upon an increase in the Rent payable hereunder in an amount equal to any subrental or other consideration received by Tenant as a result of the subletting or assignment which is in excess of the Rent provided in Section 1(g) herein. No assignment, subletting or other transfer shall relieve Tenant of any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In connection with each request for an assignment or subletting, Tenant shall: (i) submit in writing to Landlord the name and legal composition of the proposed subtenant or assignee, the nature of the proposed subtenant's or assignee's business to be carried on the Premises, the terms and provisions of the proposed sublease or assignment and such reasonable financial information as Landlord may request concerning the proposed subtenant or assignee; and (ii) pay the reasonable cost of processing such assignment or subletting, including attorneys' fees, upon demand of Landlord. Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments.

       However, Tenant may upon written notice to Landlord, but without Landlord's consent, sublet all or any portion of the Premises or assign the Lease to (a) a subsidiary, parent, affiliate, division or corporation controlled by or under common control with Tenant; (b) a successor corporation related to Tenant by merger, consolidation, reorganization or government action; (c) an entity which acquires all or substantially all of the assets of Tenant; or (d) upon prior written notice to Landlord, to a party that acquires Tenant's leasehold interest, provided that Tenant shall remain liable for the financial performance pursuant to the Lease (collectively "Permitted Transferee"). Landlord shall be entitled to receive any consideration in excess of the Rent due under the Lease ("Transfer Premium") with respect to any Permitted Transfer to any assignment, sublease, mortgage or encumbrance that Landlord consents to. Tenant shall pay Landlord any Transfer Premium hereunder within ten (10) days after such consideration is received by Tenant. Landlord shall also have the right at any time during the Term to terminate the Lease and recapture the Premises or a portion of the Premises by giving written notice to Tenant within thirty
       (30) days after receiving Tenant's written notice of any Permitted Transfer.

       Any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, a majority of its outstanding stock shall constitute an assignment for the purposes of this Section. Provided, however, if Tenant's stock becomes publicly held and Tenant provides Landlord with written notice thereof within thirty (30) days of the date of such transfers, the transfers of such stock from private to public ownership shall not be deemed an assignment for purposes of this Section.

       Any transfer of this Lease by liquidation or involuntary transfer shall constitute an assignment for the purpose of this Section.

       This Lease or any interest thereunder shall not be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise.

20.    SIGNS

       Tenant shall not place or in any manner display any sign, graphics, or other advertising matter anywhere in or about the Premises, the Building or Property at places visible (either directly or indirectly) from anywhere outside the Premises without first obtaining Landlord's written consent thereto, such consent will not be unreasonably withheld. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby. Landlord shall not unreasonably withhold its consent to normal Tenant signage within the Premises which is consistent in Landlord's opinion with the Building's image and signage and graphics program. Signage approved by Landlord, other than the standard Building directory or elevator lobby directory signage, is at Tenant's sole expense. Tenant shall provide Landlord the design and plans for its signage prior to Possession Date.

21.    LIENS AND INSOLVENCY

       a.     Liens

              Tenant shall keep its interest in this Lease, the Premises, the Property and the Building free from any encumbrances or from any liens arising out of the construction of the Tenant Improvements (subject to Landlord's payment of the Tenant Improvement Allowance as provided here), Tenant's use of the Premises, or any work performed and materials ordered or obligations incurred by or on behalf of Tenant. Tenant indemnifies and holds Landlord harmless from any liability from any such lien. In the event any lien is filed against the Building, the Property or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord and at Tenants expense, immediately cause such lien to be released of record or furnish to Landlord a bond, in form and amount and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord, the Property and the Building against all liability, costs and expenses, including attorneys' fees, which Landlord may incur as a result. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant, if, and only if, such proceedings suspend the collection against Landlord, Tenant and the Premises and neither the Premises, the Building nor the Property nor any part or interest of the Building or Property is or will be in any danger of being sold, forfeited or lost.

       b.     Insolvency

              If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, Landlord, at its option, may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

22.    DEFAULTS AND REMEDIES

       a.     Defaults

              Time is of the essence of this Lease. The occurrence of any one or more of the following events constitutes a default of this Lease by Tenant with or without notice from the Landlord:

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

              (1)    The vacating or abandonment of the Premises by Tenant.

              (2) The failure by Tenant to make any payment of Rent, or any other payment required by this Lease, when due.

              (3) The failure by Tenant to observe or perform any covenant, condition, or agreement to be observed or performed by Tenant in this Lease.

              (4) The discovery by the Landlord that any financial or background statement provided to the Landlord by Tenant, any successor, grantee, or assign was materially false.

              (5) The filing by Tenant of a petition in bankruptcy, Tenant being adjudged bankrupt or insolvent by any court, a receiver of the property of Tenant being appointed in any proceeding brought by or against Tenant, Tenant making an assignment for the benefit of creditors, or any proceeding being commenced to foreclose any mortgage or other lien on Tenant's interest in the Premises or on any personal property kept or maintained on the Premises by Tenant.

       b.     Remedies

              (1) Whenever any default (other than a default under subsection 22(a)(5) above, upon which termination of this Lease shall, at the Landlord's option, be effective immediately without further notice) continues unremedied in whole or in part for 30 days after written notice is provided by the Landlord to Tenant (or for 10 days after written notice in the case of default for failure to pay any rent, or other required payment when due), this Lease and all of Tenant's rights under it will automatically terminate if the written notice of default so provides. Landlord shall have a duty to mitigate any damages arising out of a default of this Lease. Upon termination, the Landlord may reenter the Premises using such force as may be necessary and remove all persons and property from the Premises. The Landlord will be entitled to recover from Tenant all unpaid Rent or other payments and damages incurred because of Tenant's default including, but not limited to, the costs of re-letting, including tenant improvements, necessary renovations or repairs, advertising, leasing commissions, and attorney's fees and costs ("Termination Damages"), together with interest on all Termination Damages at the rate of 18% per annum, or the maximum rate permitted by applicable law, whichever is less, from the date such Termination Damages are incurred by the Landlord until paid.

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

              (2) In addition to Termination Damages, and notwithstanding termination and reentry, Tenant's liability for all Rent or other charges which, but for termination of the Lease, would have become due over the remainder of the Lease term ("Future Charges") will not be extinguished and Tenant agrees that the Landlord will be entitled, upon termination for default, to collect as additional damages, a Rental Deficiency. "Rental Deficiency" means, at the Landlord's election, either:

                     (a) An amount equal to Future Charges, less the amount of actual rent, if any, which the Landlord receives during the remainder of the Lease term from others to whom the Premises may be rented, in which case such Rental Deficiency will be computed and payable at the Landlord's option either:

                            ((1)) In an accelerated lump-sum payment (reduced to present worth), or

                            ((2)) in monthly installments, in advance, on the first day of each calendar month following termination of the Lease and continuing until the date on which the Lease term would have expired but for such termination, and any suit or action brought to collect any portion of Rental Deficiency attributable to any particular month or months, shall not in any manner prejudice the Landlord's right to collect any portion of Rental Deficiency by a similar proceeding; or

                     (b) An amount equal to Future Charges less the aggregate fair rental value of the Premises over the remaining Lease term, reduced to present worth. In this case, the Rental Deficiency must be paid to the Landlord in one lump sum, on demand, and will bear interest at a rate of 18% per annum, or the maximum rate permitted by applicable law, whichever is less, until paid. For purposes of this subsection, "present worth" is computed by applying a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank in, or closest to, Seattle, Washington.

              (3) If this Lease is terminated for default as provided in this Lease, the Landlord shall use reasonable efforts to re-let the Premises in whole or in part, alone or together with other premises, for such term or terms (which may be greater or less than the period which otherwise would have constituted the balance of the Lease term), for such use or uses and, otherwise on such terms and conditions as the Landlord, in its sole discretion, may determine, but the Landlord will not be liable for, nor will Tenant's obligations under this Lease be diminished by reason for any failure by the Landlord to re-let the Premises or any failures by the Landlord to collect any rent due upon such re-letting.

              (4) If upon any reentry permitted under this Lease, there remains any personal property upon the Premises, the Landlord, in its sole discretion, may remove and store the personal property for the account and at the expense of Tenant. In the event the Landlord chooses to remove and store such property, it shall take reasonable steps to notify Tenant of the Landlord's action. All risks associated with removal and storage shall be Tenant's responsibility. Tenant shall reimburse the Landlord for all expenses incurred in connection with removal and storage as a condition to regaining possession of the personal property. The Landlord has the right to sell any property which has been stored for a period of 30 days or more, unless Tenant has tendered reimbursement to the Landlord for all expenses incurred in removal and storage. The proceeds of sale will be applied first to the costs of sale (including reasonable attorneys' fees), second to the payment of storage charges, and third to the payment of any other amounts which may then be due and owing from Tenant to the Landlord. The balance of sale proceeds, if any, will then be paid to Tenant.

              (5) The Landlord's action pursuant to this remedies section shall not be construed to limit the Landlord in the exercise of any other additional right or remedy which may be available to the Landlord, at law or in equity, by reason of Tenant's default.

23.    PRIORITY

       a. Tenant agrees that this Lease shall be subordinate to any first mortgage or deed of trust now existing or hereafter placed upon the Premises or the Building created by or at the instance of Landlord and to any and all advances to be made thereunder and to interest thereon and all renewals, replacements, or extensions thereof ("Landlord's Mortgage"). Upon demand by Landlord or the holder of any Landlord's Mortgage ("Holder"), Tenant shall execute and deliver subordination and attornment agreements in form and substance satisfactory to such Holder. Notwithstanding the foregoing, upon demand of such Holder, such Landlord's Mortgage shall be subordinate to this Lease; provided, however, that in such event, notwithstanding such subordination, such Landlord's Mortgage shall be superior to this Lease with respect to (i) the right, claim and lien of the Landlord's Mortgage in, to and upon any award or other compensation for any taking by eminent domain of any part of the Premises or the Building and the right of disposition thereof in accordance with the provisions of the Landlord's Mortgage;

              and upon any proceeds payable under any policies of fire and rental insurance upon the Premises or the Building and to the right of disposition thereof in accordance with the terms of the Landlord's Mortgage; (ii) any lien, right or judgment which may have arisen at any time under the terms of the Lease; and (iii) such other matters as may be specifically reserved by the Holder of such Landlord's Mortgage in writing in connection with such subordination. Notwithstanding anything contained herein to the contrary, Tenant's subordination and attornment under this Article shall be conditional upon such transferee, purchaser, landlord, mortgagee, or beneficiary executing and providing Tenant with a nondisturbance agreement preserving Tenant's rights and leasehold interest under the Lease.

       b. Upon Holders' request Tenant shall attorn to the Holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Property, Building or Premises at any sale or other proceeding under any Landlord's Mortgage. Tenant shall properly execute, acknowledge and deliver instruments which the Holder of any Landlord's Mortgage may reasonably require to effectuate the provisions of this Section.

24.    SURRENDER OF POSSESSION

       Subject to the terms of Section 13 relating to damage and destruction and Section 25 relating to removal of Property, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved (subject to Tenant's obligation to remove any Alterations or Changes if requested by Landlord pursuant to Section 11, above), reasonable use and wear and tear excepted. Tenant shall not be obligated to remove any Tenant Improvements, except as set forth in Section 25 of this Lease.

25.    REMOVAL OF PROPERTY

       Tenant shall remove all of its movable personal property and trade fixtures paid for by Tenant which can be removed without damage to the Premises at the expiration or earlier termination of this Lease, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. Landlord may elect, in its sole discretion, to also require Tenant to remove all of its telephone, data and computer cabling. All other improvements and additions to the Premises shall become the property of Landlord upon termination of this Lease.

26.    NON-WAIVER

       Waiver by Landlord or Tenant of any term, covenant or condition of this Lease or any breach thereof will not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of any payment by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the amount so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment.

27.    HOLDING OVER

       If Tenant shall hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Tenant agrees to pay to Landlord the greater of (a) the then quoted rates for similar space in the Building or (b) one hundred twenty-five percent (125%) of the Rent and Additional Rent in effect upon the date of such expiration as stated herein, and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent and Additional Rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Section 27 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant shall hold over after the expiration or earlier termination of this Lease without the written consent of Landlord, such occupancy shall be deemed an unlawful detainer of the Premises subject to the applicable laws of the state in which the Building is located and, in addition, Tenant shall be charged rent in an amount equal to 200% of the Rent for the prior expired term, and Tenant shall be liable for any costs, damages, losses and expenses incurred by Landlord as a result of Tenant's failure to surrender the Premises in accordance with this Lease.

28.    CONDEMNATION

       a.     Entire Taking

              If all of the Premises or such portions of the Building as may be required for the reasonable use of the Premises, are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent, Additional Rent and other payments shall be paid to that date. Any Rent, Additional Rent and other payments paid past the date title vests in the condemning authority shall be reimbursed to Tenant.

       b.     Constructive Taking of Entire Premises

              In the event of a taking of a material part of but less than all of the Building, where Landlord shall reasonably determine that the remaining portions of the Premises cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons), or if, in the opinion of Landlord, the Building should be restored in such a way as to alter the Premises materially, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify In such notice but not earlier than sixty (60) days after the date of such notice.

       c.     Partial Taking

              In case of taking of a part of the Premises, or a portion of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority. If a portion of the Premises shall be so taken which renders the remainder of the Premises unsuitable for continued occupancy by Tenant under this Lease, Tenant may terminate this Lease by written notice to Landlord within sixty
              (60) days after the date of such taking and the term of this Lease shall expire upon such date as Tenant shall specify in such notice not later than sixty (60) days after the date of such notice.

       d.     Awards and Damages

              Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenants personal property and leasehold improvements paid for by Tenant (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

29.    NOTICES

       All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, or nationally recognized courier (such as Federal Express, DHL, etc.), postage prepaid, to Landlord and to Tenant at the Notice Addresses provided in Section 1(l) (provided that after the Commencement Date any such notice may be mailed or delivered by hand to Tenant at the Premises) and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.

30.    COSTS AND ATTORNEYS' FEES

       If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder or possession of the Premises, each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys' fees in such suit, at trial and on appeal, and such attorneys' fees shall be deemed to have accrued on the commencement of such action.

31.    LANDLORD'S LIABILITY

       Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord's representatives and agents personally, but are made and intended for the purpose of binding only the Landlord and the Landlord's interest in the Premises and Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord, or its legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

32.    ESTOPPEL CERTIFICATES

       Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement prepared by Landlord stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of the current minimum monthly Rent and the date to which such Rent has been paid; and certifying to the extent true: That this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by Landlord have been satisfied; that all required contributions by Landlord to Tenant on account of Tenant's Improvements have been received; that on this date there are no existing claims, defenses or offsets which Tenant has against the enforcement of this Lease by Landlord; that the security deposit is as stated in the Lease; and such other matters as Landlord may reasonably request. It is intended that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or the holder of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease, and that not more than one month's Rent has been paid in advance.

       Upon written request from Tenant, which shall not be submitted more than twice a year, Landlord shall execute, acknowledge and deliver to Tenant or its designee a written statement confirming the material terms of the Lease and indicating whether Tenant is in default under the Lease. Landlord should respond to Tenant's written request herein within thirty
       (30) days after the receipt of the request.

33.    TRANSFER OF LANDLORD'S INTEREST

       In the event of any transfers of Landlord's interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee. In the event of any transfer, Landlord shall transfer the Security Deposit to the transferee.

34.    RIGHT TO PERFORM

       If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenants part to be made or performed as provided in this Lease. Any sums paid by Landlord hereunder shall be immediately due and payable by Tenant to Landlord and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

35.    QUIET ENJOYMENT

       Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises, subject to the provisions of this Lease, as long as Tenant is not in default hereunder.

36.    NONDISCRIMINATION - SERVICES

       a. Tenant agrees that it will not discriminate by segregation or otherwise against any person or persons because of race, sex, age, creed, color or national origin in furnishing, or by refusing to furnish, to such person, or persons, the use of the facility herein provided, including any and all services, privileges, accommodations, and activities provided thereby.

       b. It is agreed that Tenant's noncompliance with the provisions of this clause shall constitute a material breach of this Lease. In the event of such noncompliance, Landlord may take appropriate action to enforce compliance, may terminate this Lease, or may pursue such other remedies as may be provided by law.

37.    NONDISCRIMINATION - EMPLOYMENT

       Tenant covenants and agrees that in all matters pertaining to the performance of this Lease, Tenant shall at all times conduct its business in a manner which assures fair, equal and nondiscriminatory treatment of all persons without respect to race, sex, age, color, creed or national origin and, in particular:

       a. Tenant will maintain open hiring and employment practices and will welcome applications for employment in all positions from qualified individuals who are members of racial or other minorities, and

       b. Tenant will comply strictly with all requirements of applicable federal, state and local laws or regulations issued pursuant thereto relating to the establishment of nondiscriminatory requirements in hiring and employment practices and assuring the service of all patrons or customers without discrimination as to any person's race, sex, age, creed, color or national origin.

38.    COMPLIANCE WITH ALL REGULATIONS AND LAWS

       Tenant agrees to comply with all reasonable and applicable rules and regulations of the Landlord pertaining to the Building, Property or other realty of which the Premises are a part now in existence or hereafter promulgated for the general safety and convenience of the Landlord, its various tenants, invitees, licensees and the general public. Tenant further agrees to comply with all applicable federal, state, and municipal laws, ordinances, and regulations, including without limitation those relating to environmental matters. Any fees for any inspection of the Premises during or for the Lease Term by a federal, state or municipal officer and the fees for any so-called "Certificate of Occupancy" for the Tenant Improvements shall be paid by Tenant.

39.    "TENANT" INCLUDES TENANTS, ETC.

       It is understood and agreed that for convenience the word "Tenant" and verbs and pronouns in the singular number and neuter gender are uniformly used throughout this Lease, regardless of the number, gender or fact of incorporation of the party who is, or of the parties who are, the actual Tenant or Tenants under this Lease.

40.    AUTHORITY

       If Tenant is a corporation, limited liability company, limited liability partnership or limited or general partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord's request, Tenant shall, prior to execution of this Lease, deliver to Landlord a copy of a resolution or consent, certified by an appropriate officer, partner or manager of Tenant authorizing or ratifying the execution of this Lease.

41.    HAZARDOUS MATERIALS

       a. Tenant shall not dispose of or otherwise allow the release of any hazardous waste or materials in, on or under the Premises, the Building or Property, or any adjacent property, or in any improvements placed on the Premises. Tenant represents and warrants to Landlord that Tenant's intended use of the Premises and Building does not involve the use, production, disposal or bringing on to the Premises and into Building of any hazardous waste or materials. As used in this Section, the term "hazardous waste or materials" includes any substance, waste or material defined or designated as hazardous, toxic or dangerous (or any similar term) pursuant to any statute, regulation, rule or ordinance now or hereafter In effect. Tenant shall promptly comply with all such statutes, regulations, rules and ordinances, and if Tenant fails to so comply Landlord may, after reasonable prior notice to Tenant (except in case of emergency) effect such compliance on behalf of Tenant. Tenant shall immediately reimburse Landlord for all costs incurred in effecting such compliance. Tenant's generator and three HVAC Condenser Units in the garage of the Building shall be subject to the requirements of this Section.

       b. Tenant agrees to indemnify and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expenses (including, without limitation, consultant fees, attorneys' fees and disbursements) which may be imposed on, incurred or paid by Landlord, or asserted in connection with (i) any misrepresentation, breach of warranty or other default by Tenant under this Lease, or (ii) the acts or omissions of Tenant, or any subtenant or other person for whom Tenant would otherwise be liable, resulting in the release of any hazardous waste or materials.

       c. Landlord represents and warrants that to the best of its knowledge, Landlord has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Premises (or off-site of the Premises on the Property that might affect the Premises) or transferred to or from the Premises, any hazardous waste or materials or allowed any other person or entity to do so. Landlord agrees to indemnify and hold harmless Tenant, its directors, officers, contractors, employees and agents from and against any and all loss, damage, cost, expense or liability (including attorneys' fees and costs) directly or indirectly attributable to Landlord's or its agents', contractors', servants' or employees' use, generation, manufacture, production, storage, release, discharge, disposal or the presence (through the act or omissions of Landlord) of any hazardous waste or materials on, under or about the Premises. Notwithstanding the foregoing, Landlord shall not be liable to Tenant, its directors, officers, contractors, employees and agents for any and all loss, damage, cost, expense (including attorneys' fees and costs) directly or indirectly attributable to any storage, release, discharge or disposal of any hazardous waste or materials from any railroad train, equipment or other operation on the railroad tracks located between the Building and the World Trade Center East Building.

42.    TELECOMMUNICATIONS LINES AND EQUIPMENT

       a.     Location of Tenant's Equipment and Landlord Consent

              (1) Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the "Lines") at the Building in or serving the Premises, only with Landlord's prior written consent, which consent may be withheld In Landlord's sole and absolute discretion. Tenant shall locate all electronic telecommunications equipment within the Premises and shall relocate all Tenant's equipment which is located within the Building telephone closets or riser spaces, at Tenant's cost, to the Tenant's Premises. Any request for Landlord's consent shall contain detailed plans, drawings and specifications identifying all work to be performed, the time schedule for completion of the work, the identity of the entity that will provide service to the Lines and the identity of the entity that will perform the proposed work (which entity shall be subject to Landlord's approval). Landlord shall have a reasonable period of time in which to evaluate the request after it is submitted by Tenant.

              (2) Landlord's approval of, or requirements concerning, the Lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intra-building network cabling ("INC") and makes no representation regarding the suitability of the INC for Tenant's intended use.

              (3)    If Landlord consents to Tenant's proposal, Tenant shall
                     (A) pay all costs in connection therewith (including all costs related to new Lines); (B) comply with all requirements and conditions of this Section; and (C) use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment. Tenant shall further insure that (I) Tenant's contractor complies with the provisions of this Section and Landlord's reasonable requirements governing any work performed; (II) Tenant's contractor provides all insurance required by Landlord; (III) any work performed shall comply with all federal, state and local laws and regulations; and (IV) as soon as the work in completed, Tenant shall submit "as-built" drawings to Landlord.

              (4) Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

              (5) Notwithstanding anything in the above sections, Tenant shall remove any Lines located in or serving the Premises promptly upon expiration or sooner termination of this Lease.

              (6) Notwithstanding anything in this Section 42 to the contrary, Lines shall not include basic telephone wiring and cabling.

       b.     Landlord's Rights

              Landlord may (but shall not have the obligation to):

              (1)    install new Lines at the Building;

              (2)    create additional space for Lines at the Building; and

              (3) direct, monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines).

       c.     Indemnification

              In addition to any other indemnification obligations under this Lease, Tenant shall indemnify and hold harmless Landlord and its employees, agents, officers, and contractors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including reasonable attorneys' fees) arising out of or in any way related to the acts and omissions of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants, and invitees with respect to: (i) any Lines or equipment related thereto serving Tenant in the Building; (ii) any personal injury (including wrongful death) or property damage arising out of or related to any Lines or equipment related thereto serving Tenant in the Building; (iii) any lawsuit brought or threatened, settlement reached, or governmental order, fine or penalty relating to such Lines or equipment related thereto; and (iv) any violations of federal, state or local laws and regulations or demands of governmental authorities, or any reasonable policies or requirement of Landlord, which are based upon or in any way related to such Lines or equipment. This indemnification and hold harmless agreement shall survive the termination of this Lease.

       d.     Limitation of Liability

              Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"):
              (i) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, or replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirement of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; (ii) any failure of any Lines to satisfy Tenant's requirements; or (iii) any eavesdropping or wire-tapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease.

       e.     Electromagnetic Fields

              If Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal Insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate the Lines therefore (including riser cables) to prevent such excessive electromagnetic fields or radiation.

       f.     Data Center Lines

              Notwithstanding the foregoing provisions of this Lease, Landlord acknowledges that Landlord has approved and Tenant may install, as part of the Tenant Improvements, all Lines depicted on the plans for the Tenant Improvements approved by Landlord, including Lines which connect the emergency generator located in the garage of the Building to the Premises, and Lines between the Data Center and the remainder of the Premises on the Second Floor of the Building. The nature and location of Lines to connect the Premises with any Roof-Top Devices will be reviewed and be subject to Landlord's approval when Tenant proposes the installation of the Roof-Top Devices.

43.    GENERAL

       a.     Headings

              Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

       b.     Successors and Assigns

              All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective, successors and assigns.

       c.     Brokers

              Tenant represents and warrants that it was represented by Cushman Wakefield, Inc. ("Tenant's Broker") in connection with the negotiation and/or execution of this Lease, and in the identification of the Premises. Landlord shall pay Tenant's Broker a commission based on $3.50 per rentable square foot of the Premises for a total amount of $78,421.00. Landlord shall pay Tenant's Broker $39,210.50 on the date that the Lease is fully executed and $39,210.50 on the Rent Commencement Date. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall indemnify and hold Landlord harmless against any liability in respect thereto, including Landlord's attorneys' fees and costs in defense of any such claim. Landlord has engaged Washington Partners, Inc., who has represented Landlord in this Lease. Landlord shall be solely responsible for the payment of any fee due to Washington Partners, Inc. in connection with the negotiation and/or execution of this Lease. If Landlord has dealt with any other person or real estate broker with respect to leasing or renting the Premises, Landlord shall be solely responsible for the payment of any fee due said person or firm and Landlord shall indemnify and hold Tenant harmless against any liability in respect thereto, including Tenant's attorneys' fees and costs in defense of any such claim.

       d.     Entire Agreement

              This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant's use of the Building and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

       e.     Severability

              Any provision of this Lease which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

       f.     Force Majeure

              Except for the payment of Rent, Additional Rent and other sums payable by Tenant, time periods for Tenant's or Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Tenant's or

              Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's reasonable control.

       g.     Right to Change Public Spaces

              Landlord shall have the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change such of the following Common Areas which are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of the Premises, or make any change to the character of the Building from that of a first-class office building.

       h.     Governing Law

              This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

       i.     Building Directory

              Landlord shall maintain in the lobby of Building a directory which shall include the name of Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to comparable tenants of the Building.

       j.     Building Name

              The Building shall be known by such name as Landlord may designate from time to time.

       k.     Memorandum of Lease

              This Lease shall not be recorded and if the Lease is recorded, this Lease will automatically terminate. A Memorandum of Lease to provide constructive notice of the Lease may be recorded with real property records of King County, Washington upon the signature and written approval of Landlord, in the form attached hereto and incorporated herein as Exhibit F.

44.    ENTIRE AGREEMENT - AMENDMENTS

       This Lease together with any and all exhibits expressed incorporated herein by reference and attached hereto shall constitute the whole Lease between the parties. There are no terms, obligations, covenants or conditions other than those contained herein. No modification or amendment of this Lease shall be valid or effective unless evidenced by a lease in writing signed by both parties.

       IN WITNESS WHEREOF this Lease has been executed the day and year first above set forth.

                                             TENANT:
                                             XYPOINT CORPORATION

                                             By  /s/ Kenneth Arneson
                                               ------------------------------
                                                Name:   Kenneth Arneson
                                                       ----------------------
                                                Its:    President
                                                      -----------------------

                                             LANDLORD:

                                             PORT OF SEATTLE


                                             By  /s/ M.R. Dinsmore
                                               ------------------------------
                                                Name:   M.R. Dinsmore
                                                       ----------------------
                                                Its:    Executive Director
                                                      -----------------------